UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2025
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OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2940 West Maple Loop Drive, Suite 203 Lehi, Utah	84048
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 5, 2025, effective October 1, 2025 (the “Effective Date”), Kurt Workman resigned as Chief Executive Officer of Owlet, Inc. (the “Company”) and transitioned to the role of Executive Chair of the Board of Directors (the “Board”). Also effective as of the Effective Date, Jonathan Harris, who previously served as the Company’s President, was appointed President and Chief Executive Officer.

Compensatory Arrangements with Kurt Workman

In connection with Mr. Workman’s transition from Chief Executive Officer to Executive Chair of the Board of Directors, on September 30, 2025, the Compensation Committee of the Board (the “Compensation Committee”) approved the following: (i) vesting in full of all of Mr. Workman’s outstanding unvested restricted stock units (“RSUs”), consisting of 7,049 RSUs granted in March 2022 and 88,692 RSUs granted in September 2024, effective as of the Effective Date, (ii) payment of a one-time cash bonus to Mr. Workman for the performance period from January 1 through September 30, 2025, payable as soon as practicable following the Effective Date, and (iii) an amendment and restatement of the Company’s non-employee director compensation program (as amended, the “Amended and Restated Non-Employee Director Compensation Program”). As part of the changes incorporated into the Amended and Restated Non-Employee Director Compensation Program, the Executive Chair will (i) receive an annual cash retainer in the amount of $200,000, payable quarterly in arrears, and (ii) be eligible to receive an annual equity grant in the form of RSUs with a fair market value of $200,000. Such awards shall vest on the earlier of the next annual meeting of stockholders thereafter or one year from the date of grant, subject to continued service through the applicable vesting date. Upon the Effective Date, Mr. Workman became eligible for the compensation provided to the Executive Chair under the Amended and Restated Non-Employee Director Compensation Program.

Compensatory Arrangements with Jonathan Harris

On September 30, 2025, the Company entered into an amended and restated offer letter with Mr. Harris (the “Amended Letter”) in connection with his appointment as President and Chief Executive Officer. Under the Amended Letter, Mr. Harris (i) will receive an annual base salary of $500,000 and (ii) is eligible to earn an annual cash performance bonus target equal to 70% of base salary, with the actual bonus amount to be determined by the Compensation Committee based on Company and individual performance. Both the salary increase and bonus eligibility became effective as of August 7, 2025.

Mr. Harris will continue as a Tier 1 participant under the Company’s Executive Change in Control Severance Plan. If his employment is terminated by the Company without Cause or by Mr. Harris for Good Reason (as such terms are defined in that plan), he will be eligible, subject to a general release of claims, to receive: (i) continued payment of base salary for 12 months following termination; (ii) a prorated bonus for the year of termination based on actual results and days worked; and (iii) immediate vesting of all outstanding unvested equity awards.

Mr. Harris also continues to be eligible to participate in the Company’s broad-based employee benefit plans.

The foregoing descriptions of (i) the Amended and Restated Non-Employee Director Compensation Program and (ii) the Amended and Restated Offer Letter between the Company and Mr. Harris do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Non-Employee Director Compensation Program.

10.2	Amended and Restated Offer Letter, dated September 30, 2025. between the Company and Jonathan Harris.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: October 6, 2025	By:	/s/ Amanda Crawford
	Name:	Amanda Crawford
	Title:	Chief Financial Officer